                                LICENSE AGREEMENT

THIS license agreement (hereinafter "License") is made between THE DOW CHEMICAL COMPANY (hereinafter "DOW"), a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 2030 Dow Center, Midland, Michigan 48674, United States of America, and Access Pharmaceuticals, Inc. (hereinafter "API"), a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 2600 Stemmons Freeway, Suite 176, Dallas, TX 75207-2107;

WITNESSETH:
WHEREAS, DOW is engaged in certain research and development involving certain chelating agents and complexes used for conjugation to bioactive moieties; and

WHEREAS, DOW has proprietary rights in technology relating to said agents, including: patent rights, know-how, health registration files and drug master files, and other industrial property rights; and

WHEREAS, API desires to undertake the further development and commercial exploitation of said agents; and

WHEREAS, API possess certain intellectual properties which it desires to possibly combine with the DOW agents; and

WHEREAS, API desires to obtain an exclusive, global license; and

WHEREAS, DOW is willing to grant said license to API; and

WHEREAS, DOW and API have signed a Letter of Intent, effective January 23, 1997, which terms are included in and superseded by this License.

NOW, THEREFORE, DOW and API, in consideration of the mutual covenants contained herein, the sufficiency thereof is accepted and acknowledged, agree as follows:

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ARTICLE 1 - DEFINITIONS

When used in this License, the following terms shall have the meanings set out below, unless the context requires otherwise. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

1.1 "AFFILIATE" means a corporation or any other entity that at any time during the term of this License, directly or indirectly through one or more intermediaries, is CONTROLLED by the designated Party, but only for so long as the relationship exists. A corporation or other entity shall no longer be an AFFILIATE when through loss, divestment, dilution or other reduction of a Party's ownership, the Party losses CONTROL of such corporation or other entity.

1.2 "AGENT" means DOW's chelation agents, including ligands, complexes and bifunctional chelants, which must be electrostatically or covalently bound to a POLYMER.

1.3 "APPROVAL" means final approval by a REGULATROY AUTHORITY in any country where applicable in the TERRITORY, for commercial marketing of PRODUCT, including for example approval of final labeling and price approval.

1.4 "CDA" means the confidential disclosure agreement, signed between the Parties, effective May 21, 1996.

1.5 "CONFIDENTIAL INFORMATION" means any information of either Party regarding TECHNOLOGY, PATENTS, any samples of AGENT or PRODUCT, financial terms of this License, and business development plans for the PRODUCT, and does not include information excluded under Article 7.2.

1.6 "CONTROL" or "CONTROLLED" shall mean, in the case of a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors and, in the case of an entity other than a corporation, ownership or control, directly or
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1.7 indirectly, of more than 50% of the assets or the ability to direct the management and affairs of such entity.

1.7 "DMF" means DOW's drug master file and supporting documentation for the preparation of an AGENT on file at the FDA.

1.8 "DOE" means the United States Department of Energy and corresponding agencies of other countries in the TERRITORY.

1.9 "EFFECTIVE DATE" means the date of the last signature of the Parties to this License.

1.10 "FAIR MARKET VALUE" means the stock price calculated on the twenty day trailing average closing price of the stock on the NASDAQ, NASD Bulletin Board, or a US exchange where the stock is primarly traded.

1.11 "FDA" means the United States Food and Drug Administration or any successor U.S. governmental agency performing similar functions.

1.12  "FIELD" means the use in humans of PRODUCT as magnetic resonance imaging
(MRI) contrast agents, radiopharmaceutical diagnostic agents and radiopharmaceutical therapeutic agents; and expressly excludes any use specifically and primarily intended:
(i)    as a non-radiopharmaceutical diagnostic agent other than MRI;
(ii) as a non-radiopharmaceutical therapeutic agent, including as a combination therapy; and
(iii)  as a veterinary agent.

1.13 "GMPs" means the Good Manufacturing Practices as defined from time to time in the United States Food, Drug and Cosmetics Act and related regulations or any successor laws or regulations governing the manufacture of the PRODUCT in the United States.

1.14 "IND" means an investigator's new drug application as filed with the FDA for a PRODUCT in FILED.

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1.15  "JOINT PATENTS" means any patent filed for the FIELD where at least one employee of both API (or its AFFILIATES) and DOW (or its AFFILATES) are named as inventors.

1.16 "LETTER OF INTENT" means a letter signed by both Parties expressing their intent for this License, effective January 23, 1997.

1.17 "MANUFACTURE" means TECHNOLOGY or PATENTS to make PRODUCT, AGENT as a component for PRODUCT, or instructions for preparing PRODUCT for use in the FIELD, which DOW owns as of the EFFECTIVE DATE or is otherwise lawfully in the possession or control of DOW during the RESEARCH PERIOD, and which DOW has the lawful right to disclose and license to unrelated third parties

1.18  "METAL ION" means*.

1.19 "NET SALES" shall mean the amount invoiced and actually received on sales of PRODUCT by API, its AFFILIATES and its sublicensees to a THIRD PARTY, less the following deductions to the extent included in the amounts invoiced:
(i) trade, cash or quantity discounts actually allowed, granted from the invoiced amount and taken; and
(ii) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions or other similar explained reasons; and
(iii) insurance, shipping and handling, if included in the amount invoiced, pre-paid or actually allowed; and
(iv)  rebates paid pursuant to government regulations; and
(v) taxes, governmental charges for export/import fees or radioactive waste disposal fees by governmental authorities in the TERRITORY on the sales of PRODUCT to said THIRD PARTY, if included in said invoiced amount or actually paid, whether denominated as value added taxes, sales taxes, or excise taxes, to the extent included in said invoiced amount or proof receipt of payment.

* - Confidential portions have been omitted and are on file separately with the Commission

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NET SALES shall not include sales between or among API and its AFFILIATES.

1.20 "NRC" means the United States Nuclear Regulatory Commission, and corresponding agencies of any foreign government in the TERRITORY.

1.21 "PATENTS" means all patent applications and patents (US and foreign), together with any continuations, divisions, reissues and extensions of the foregoing which claims cover the MANUFACTURE, use or sale of AGENT or PRODUCT in the FIELD in the TERRITORY which are owned, licensed or controlled by DOW on the EFFECTIVE DATE or, if they are JOINT PATENTS between API and DOW, which become owned, licensed or controlled by DOW during the life of this License. The PATENTS existing which claims cover the FIELD in the TERRITORY for the MANUFACTURE, use or sale of AGENT or PRODUCT on the EFFECTIVE DATE are listed in Appendix A. Appendix A shall be amended from time to time, at API's request, but no more frequently than once yearly, unless required to provide information to compute the payments due under this License.

1.22 "POLYMER" means any dermatan sulfate, other carbohydrate or synthetic polymer (meaning a linear main chain of polymer or block copolymer of molecular weight range 10-40kD containing one or more of hydroxypropyl-methacrylate, acrylate, amidoamine, orthoester, lactide-glycolide or ethylene glycol monomers, but excluding dendrimers), except that the polymer must not itself be available to the public or owned by other companies; unless API has patents protecting the polymer or the polymer in conjunction with a metal ion, or has rights from others to their patents protecting those polymers or the polymers in conjunction with a metal ion.

1.23 "PRODUCT" means a conjugated system which has an AGENT, METAL ION and POLYMER present and the AGENT is electrostatically or covalently bound to POLYMER, in either the form of its conjugate or its finished dosage form.

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1.24  "RESEARCH PERIOD" means the time from the LETTER OF INTENT until March
31, 1998, which period may be extended under terms acceptable to the Parties; during which time DOW performs research on AGENT and/or PRODUCT for API.

1.25 "REGULATORY AUTHORITY" means the agency corresponding to the FDA of each country in the TERRITORY.

1.26 "TECHNOLOGY" means information, know-how, trade secrets, and data, relating to PRODUCT or its MANUFACTURE or use in the FIELD which DOW owns as of the EFFECTIVE DATE or is otherwise lawfully in the possession of DOW at any time during the term of this License, and which DOW has the lawful right to disclose and license to unrelated third parties. Such TECHNOLOGY expressly excludes MANUFACTURE of AGENT.

1.27 "THIRD PARTY" means anyone, other than API, DOW and their AFFILIATES and sublicensees. Thus THIRD PARTY includes, without limitation, physicians, hospitals, clinics, hospice facilities, patients, distributors, and radiopharmacies.

1.28  "TERRITORY" means the world.


ARTICLE 2 -  GRANT OF LICENSE

2.1  Grant of License - DOW hereby grants to API, and API hereby accepts:
(a) an exclusive license to use the TECHNOLOGY to make, have made, use, develop, modify, sell and have sold PRODUCT in the TERRITORY in the FIELD, and an exclusive license under the PATENTS listed in Appendix A (as amended at the annual revision), to make, have made, use, develop, sell and have sold PRODUCT in the TERRITORY in the FIELD. This License shall be fully exclusive, to the exclusion of DOW and its AFFILIATES; and
(b) a non-exclusive license to use the MANUFACTURE to make or have made AGENT in the TERRITORY, but only for use in PRODUCT in the

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     FIELD in the TERRITORY, but subject to Article 2.5, and only for so long as this License is in effect.

2.2 Sublicensing - The exclusive license under Article 2.1(a) to API includes the right to sublicense third parties, whether or not AFFILIATES of API, including the right to enter into distributor contracts or co-development agreements. API will make and will be responsible for all payments to DOW as a result of all activities by such a sublicensee, AFFILIATE, distributor or co-developer for sales of PRODUCT in the FIELD in the TERRITORY. API will also use its commercially reasonable efforts to cause all sublicenses and AFFILIATES to observe the covenants in this License (i.e., regarding confidentiality, maintenance of records and reporting of NET SALES and royalty payments). If an API sublicensee or AFFILIATE behaves in a manner outside the scope of the License, then API and DOW shall discuss the best approach to settle these issues using their commercially reasonable efforts. All such sublicenses shall be in writing.

2.3   Reservations - DOW reserves the following rights.
2.3.1 DOW reserves the right to make, have made, and use AGENT or PRODUCT in the FIELD in the TERRITORY for the purposes of:
(i)  research requested by API during the RESEARCH TERM; and
(ii)  basic research and development of AGENT; and
(iii) supply to API under such supply agreements as may be agreed upon in writing between the Parties; and
(iv) publication of data on AGENT, after filing any appropriate patents, including MANUFACTURE.
2.3.2 DOW reserves the right for DOW to proceed, solely at its option and expense, to research, develop, make, have made, use, sell ,have sold and license, in the TERRITORY outside the FIELD:
(i)  AGENT; and
(ii)  complexes of AGENT with any metal, including METAL ION.

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2.4   Right of First Refusal to API - A right of first refusal is hereby granted to API for: (a) any reserved DOW technology or patents under Article 2.3.1(ii) which could be used in a PRODUCT, or (b) a metal ion, other than METAL ION, for use with an AGENT and a POLYMER in the FIELD, or (c) a polymer available to the public for use with an AGENT and metal ion. No rights are hereby conveyed to API for any DOW technology or patents reserved in Article 2.3.2 or not otherwise explicitly granted herein, nor are any uses for PRODUCT or AGENT granted which are outside the FIELD. API must make a written request for specific rights it desires to exercise to DOW within five (5) years from the EFFECTIVE DATE and DOW must have legally available such rights available to grant.

2.5   Supply of AGENT by DOW
2.5.1 DOW right of First Refusal - DOW is hereby granted a right of first refusal to make commercial quantities of AGENT for API. If a contract manufacturing partner is desired by API for PRODUCT, then API shall contact DOW to determine if DOW would be willing to make PRODUCT for API. API must notify DOW in writing of API's desire to have an AGENT or PRODUCT MANUFACTURED and provide the customary commercial information (e.g., quantity, quality, identity of AGENT or PRODUCT, market projections for amount) for DOW to determine whether such MANUFACTURE of AGENT or PRODUCT is desired by DOW. DOW shall notify API within ninety (90) days whether DOW is interested in supplying such AGENT. DOW and API may enter into a separate commercial supply agreement under which DOW will supply API's requirements of AGENT or PRODUCT on mutually agreed terms and conditions. This Article 2.5 shall not imply an obligation on either Party to enter into a commercial supply agreement.

2.5.2 API MANUFACTURE - If DOW fails to exercise its rights under Article 2.5.1 and API desires to subcontract the MANUFACTURE for AGENT or PRODUCT in accord with its grant under Article 2.1(b), then API may proceed to permit such MANUFACTURE but must notify DOW it is subcontracting such MANUFACTURE, the party's identity, and continue to pay DOW any amounts otherwise due according to


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Article 6.  A separate agreement for licensing that subcontractor under any DOW patents shall be negotiated in good faith between all three parties with payment to DOW in accord with Article 6. Should this License be terminated, API shall immediately terminate their subcontractor(s) hereunder. API shall cooperate with DOW to assist in any action to cause the subcontractor(s) to cease any infringement of MANUFACTURE, PATENTS, PRODUCT or AGENT.

API shall make and use any AGENT for the FIELD under this License in accord with the quality specifications and formulations, if any are supplied by DOW or its designee.

If API's subcontractor is also their sublicensee for the TERRITORY, then the sublicense agreement must also be terminated by API.


ARTICLE 3 - TECHNOLOGY TRANSFER AND RESEARCH

3.1 Initial TECHNOLOGY Transfer - Part of the TECHNOLOGY has been transferred to API regarding AGENT in FIELD under the CDA or confidentiality provisions in the LETTER OF INTENT, (copy of each provided as Appendix B) which shall be superseded by this License as of its EFFECTIVE DATE. All TECHNOLOGY heretofore disclosed by either Party regarding AGENT, METAL ION or PRODUCT (regardless of field of use) shall be deemed to have been disclosed pursuant to this License and shall be subject to the provisions of this License (including, but not limited to, Article 7 hereof). TECHNOLOGY transfer may be carried out by oral, written or electronic means. It is contemplated that TECHNOLOGY on AGENT and PRODUCT in the FIELD existing on the EFFECTIVE DATE or generated during the course of TECHNOLOGY transfer hereunder will have been completely transferred within the RESEARCH PERIOD.
3.1.1 The Parties may arrange for meetings of their research and development personnel from time to time during the RESEARCH PERIOD to facilitate the transfer regarding PRODUCT, AGENT and

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TECHNOLOGY.  If API desires that any sublicensee participate or receive
TECHNOLOGY, API shall be responsible for any required governmental export license.
3.1.2 The Parties may arrange for meetings of their respective legal personnel regarding the PATENTS listed in Appendix A and/or any agreements required to be licensed or obtained for PRODUCT or AGENT during the RESEARCH PERIOD.
3.2  Research Plan
DOW shall make good faith efforts to carry out the research requested by API within the RESEARCH PERIOD in accordance with the Research Plan attached hereto as Appendix D. This Research Plan may be modified by mutual, written consent by both Parties.

3.3 Research Costs - DOW agrees to develop technology concerned for AGENT and/or PRODUCT under this License during the RESEARCH PERIOD. API agrees to
pay DOW    *     for this research for the RESEARCH PERIOD as follows:
*        *          of API common stock paid within ten (10) days of the
EFFECTIVE DATE in fully registerable common stock with the number of shares
owned computed as one (1) share equals    *      and providing that at    *
after the EFFECTIVE DATE the FAIR MARKET VALUE of the stock is at least     *
per share calculated on the twenty day trailing average the closing price of the stock on the NASDAQ, NASD Bulletin Board, or a US exchange where the stock
is primarily traded just prior to that          *        , then the number of
shares owed DOW has been paid in full for this Article 3.3.  However, if at
 *       after the EFFECTIVE DATE the FAIR MARKET VALUE of the API stock is
less than   *    per share, then the number of shares owed DOW will be adjusted
to a FAIR MARKET VALUE of                 *                by the issuance of
additional API registerable common stock up to a maximum of    *
additional shares to pay DOW in full under

* - Confidential portions have been omitted and are on file separately with the Commission

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Article 3.3.  All of these API common stock prices and share amounts are prior to any splits, reverse splits, stock dividends and recapitalizations. Such stock shall be registerable on demand by DOW with piggy back registration rights with all costs for such registration paid by API, in a manner similar
to Article 6.1.           *        .

        *              ten days after the EFFECTIVE DATE, on July
1, and on October 1, 1997, in cash, by wire transfer to:
               *
               *
               *
               *
               *
               *
               *
If the Parties desire to extend the RESEARCH PERIOD for another year, they may do so by mutual written consent and it shall be provided in the License.

3.4   Adverse Drug Experience Reporting -
3.4.1 During the RESEARCH PERIOD each Party agrees to report to the other Party, according to Article 16.1, any serious adverse reactions or any side effects which occur or other adverse events with PRODUCT as promptly as possible. Any such reactions or side effects must be reported (in full detail if requested) irrespective of whether there is a causal connection with the PRODUCT being administered or whether the causal connection is unclear or presumed to be not likely. Reports shall be in English or accompanied by an English translation.

For purposes of this reporting covenant, a serious adverse event is a reaction which meets one or more of the following criteria:

* - Confidential portions have been omitted and are on file separately with the Commission

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* a reaction which is life threatening or fatal;
* a reaction which resulted in hospitalization, or if the patient was already hospitalized, a reaction which prolonged hospitalization;
* a reaction which resulted in severe or permanent disability;
* a reaction which involved congenital anomaly or overdose, or cancer which was not already present at the beginning of treatment with PRODUCT; or
* a reaction which is considered to be important, significant or otherwise medically serious.
3.4.2 The Parties also agree to report to each other in writing on a mutually agreed periodic basis during the RESEARCH PERIOD for PRODUCT any and all other adverse reactions or side effects (in full detail if requested) regardless of seriousness or frequency of occurrence and irrespective of whether there is a causal connection with the PRODUCT being administered or whether the causal connection is unclear or presumed to be not likely.
3.4.3 After the RESEARCH PERIOD and during the life of this License, API shall make all reports required under Article 3.4.1 to the appropriate REGULATORY AUTHORITIES in the TERRITORY.

3.5 Restricted Information - Neither Party shall be obligated to disclose to the other any information that it is contractually or legally prohibited from disclosing to the other. In the event such a restriction applies, the affected Party will notify the other Party, and the Parties will use their good faith efforts, including obtaining necessary consents or permits, to accomplish disclosure of such information by consent or lawful means.

3.6 DOW's Assistance to API - After submission of an NDA file to any REGULARORY AUTHORITY in the TERRITORY, API may ask for DOW's expertise to answer questions from the REGULATORY AUTHORITY, even after the end of the RESEARCH PERIOD. If reasonably possible, DOW shall provide such reasonable assistance, at the expense of API.

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3.7  Future Research - Upon the EFFECTIVE DATE, API agrees that any research conducted by DOW on AGENT or PRODUCT at API's request during the RESEARCH PERIOD shall be paid by API. Any research conducted by DOW on AGENT or PRODUCT after the RESEARCH PERIOD shall be in accord with Article 2.3. Any resulting patents shall be treated in accord with Article 5.1.

3.8 Contact Persons - No later than thirty (30) days following the EFFECTIVE DATE, API and DOW will each advise the other in accord with Article 16.2 of their associates responsible for handling the research in as smooth and efficient a manner as possible. It is understood and acceptable that the scientific personnel of API and DOW began such interaction as of the LETTER OF INTENT. The terms of this License shall control those activities as well as all activities under this License until its termination, unless specified otherwise in this License.


ARTICLE 4 - API DEVELOPMENT AND DILIGENCE

4.1 Development and Marketing Efforts for PRODUCT - API shall use commercially reasonable efforts to carry out remaining developmental work on PRODUCT as it believes necessary and to file applications with the REGULATORY AUTHORITIES as API deems necessary. For purposes of this License, "commercially reasonable efforts" shall mean efforts reasonably consistent with those efforts used by API with regard to its developmental work and commercial activities for its own products deemed to have similar commercial potential, consistent with its business, research and development practices, and applicable legal and regulatory requirements. For API to have been deemed by DOW to have used their commercially reasonable efforts, DOW expects that in the TERRITORY API should:
4.1.1 Provide DOW with significant development information for the commercialization of at least one PRODUCT within eighteen (18) months from the EFFECTIVE DATE;

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4.1.2  Provide a marketing plan to DOW for the selected PRODUCT within three
(3) years from the EFFECTIVE DATE;
4.1.3 Assume all liability (indemnification) for any Clinical Trials on PRODUCT in the TERRITORY which are done under API's direction after the EFFECTIVE DATE and begin clinical trials on at least one PRODUCT within three
(3) years from the EFFECTIVE DATE;
4.1.4 File an NDA with a REGULATORY AUTHORITY as promptly as possible, no later than one (1) year after completion of the clinical trials relating to such NDA; 4.1.5 Begin marketing PRODUCT within six (6) months after APPROVAL; and 4.1.6 Expand the number of countries for marketing the APPROVED PRODUCT by marketing in at least one additional country within one year after the first sales occur under Article 4.1.5.

API will promptly notify DOW of the occurrence of all of the preceding events under Article 4.1 and supply DOW with proper justification and certification of the occurrence of the diligence events set forth in Article 4.1.

Because DOW is aware that despite API's commercially reasonable efforts, these dates under Article 4.1 may not be met, and upon API's discussion with DOW of the reasons for the delay and DOW's consent, these dates may be extended by a writing signed by both Parties while retaining all the other terms of this License. However, API shall take all reasonable steps to bring the PRODUCT to commercialization as promptly as possible.

4.2 Development Progress Reports - API will provide DOW with quarterly progress reports (reports to be verbal with one written annual report per year) of its development and registration activity, including submission(s) to REGULATORY AUTHORITIES and APPROVAL(s) in the TERRITORY, until the PRODUCT is commercially launched for the FIELD throughout the TERRITORY.

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4.3   Failure to Attain APPROVAL -
4.3.1 If API fails to meet any of the dates specified in Article 4.1 and the reason for the failure was reasonably deemed by DOW to be beyond API's control, e.g. delays by REGULATORY AUTHORITIES, then the force majeure terms of Article 14 apply to Article 4.1 and an extension in time equal to the force majeure event shall automatically occur or API may terminate this License under Article 13.

4.3.2 If API fails to meet any performance times specified in Article 4.1 for each PRODUCT and the reason for the failure was reasonably deemed by DOW to be within API's control, then, subject to Article 4.3.3, DOW shall either extend the date with a written copy of the new date provided under Article 16.1
  *         for each PRODUCT in Article 6.2 or terminate this License under
Article 13. API may determine which of such options shall apply and notify DOW in accord with Article 16.1. If this failure occurs more than once for reasons within API's control, then the choice of above option resides with DOW.
4.3.3 The provisions of Article 4.3 shall be subject to the dispute resolutions available under Article 17.

4.4 Clinical and Preclinical Studies - API shall carry out such further studies of AGENT and PRODUCT as it deems necessary or advisable to develop the PRODUCT and in order to file such forms for APPROVAL with the REGULATORY AUTHORITIES for commercialization in the TERRITORY.

4.5 API Responsibility - API shall be solely responsible for the planning, design and execution of all its developmental work and commercialization with PRODUCT for the TERRITORY after the EFFECTIVE DATE using TECHNOLOGY and PATENTS.

4.6 Regulatory Costs - All regulatory costs for APPROVALS in the TERRITORY shall be borne by API after the EFFECTIVE DATE.

* - Confidential portions have been omitted and are on file separately with the Commission

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ARTICLE 5 -  PATENT RIGHTS

5.1 DOW to Maintain PATENTS - DOW shall be responsible at its own cost and expense for prosecuting the patent applications in PATENTS and for maintaining and extending the PATENTS listed on Appendix A. DOW shall use good faith efforts to prosecute, issue and maintain all PATENTS in Appendix A. Should DOW elect not to prosecute a pending application or pursue the invention contained therein for reasons other than prior art, then where legally possible DOW shall notify API that it may assume such prosecution at its expense.

If JOINT PATENTS between API and DOW result from research conducted during the RESEARCH PERIOD, then API and DOW shall mutually determine, using their good faith efforts, whether DOW or API shall file and prosecute the applications and pay the annuities. All inventors shall assign their inventions to their respective employer. The JOINT PATENTS shall be included on Appendix A.

5.2 API to Assist DOW in extension or restoration of PATENTS - Although DOW shall be responsible for extension or restoration of PATENTS listed on Appendix A, API agrees to provide DOW with reasonably requested records, information and assistance to achieve the extension or restoration of any PATENTS in the TERRITORY, if possible.

5.3 Notice of Patent Lapse - DOW shall advise API of the grant, lapse, nullification, revocation, surrender, or invalidation of any of the PATENTS at the annual update of the Appendix A.

5.4   Validity, Non-Infringement -
5.4.1 DOW does not warrant that the manufacture, use and sale of the AGENT or PRODUCT do not fall within the scope of third party patents or the industrial property rights of a third party. However, to the best of DOW's knowledge, information and belief, as of the EFFECTIVE DATE the manufacture, use and sale of AGENT for the

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FIELD does not fall within the scope of third party patents which are not owned or licensed by DOW.

5.4.2 DOW represents that, under the terms of DOW's agreement(s) with various THIRD PARTIES that DOW has entire right, title and interest in, to and under the invention described and claimed in PATENTS or is exclusively licensed for the FIELD where required for PATENTS on Appendix A. DOW shall use its good faith efforts to fulfill it's obligations, including payment of royalties, under its agreement with any THIRD PARTY to avoid being in breach thereof, at least for as long as this License remains in effect. No payment to any THIRD PARTIES by API under this License is required.

5.5 Disclaimer of Warranties as to PATENTS - Other than as stated in Article 5.4, DOW makes no representation that the inventions covered in any PATENTS are patentable or that the PATENTS are or will be valid or enforceable, nor does DOW warrant or represent that the exercise of the rights licensed hereunder is free of infringement of patent rights of third parties. Should any infringement or damages be alleged, suit brought or damages collected therefore, no damages are permitted to be collected from DOW, except to the extent DOW breached its representations in Article 5.4.2.


ARTICLE 6 - PAYMENTS AND ROYALTIES

6.1     Initial Payment - API will pay to DOW an initial payment of         *
       paid in fully registerable API common stock with the number of shares
owed computed as one (1) share equals      *         and providing that at
*      after the EFFECTIVE DATE the FAIR MARKET VALUE of the stock is at least
*    per share just prior to that     *      date, then the number of shares
owed DOW has been paid in full for this Article 6.1.  However, if at     *
after the EFFECTIVE DATE the FAIR MARKET VALUE of the API stock is less than
*        per share just prior to that      *     date,

* - Confidential portions have been omitted and are on file separately with the Commission
then the number of shares owed DOW will be adjusted to a value of     *      by
the issuance of additional API registerable common stock up to a maximum of
* to pay DOW in full for Article 6.1. All of these API common stock prices are prior to any splits, reverse splits, stock dividends or recapitalizations. Such stock shall be registerable on demand by DOW with piggy back registration rights with all costs for such registration paid by API.

6.1.1 Upon DOW's request, API will (as long as it is a public reporting company), as promptly as reasonably possible, exercise its best efforts to cause the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of common stock delivered to DOW hereunder for disposition in accordance with DOW's intended method of disposition stated in DOW's request; provided, however, that API shall not be required to register any Shares that are eligible for sale under Rule 144 at the time of the request or at the time of the effectiveness of any registration statement requested by DOW (the "Registrable Shares").
DOW may request, and API shall undertake, a maximum of two registrations pursuant to this Article 6.1.1.

6.1.2 If API at any time within 6 years after the EFFECTIVE DATE proposes to register any of its securities under the Securities Act for the purpose of an underwritten public offering by API of its common stock for cash, it will at each such time give written notice to DOW of its intention to do so, if DOW at such time holds any Registrable Shares. Upon DOW's request, given within 20 days after receipt of such notice, if API does in fact register any of its securities, API will use its best efforts to cause the Registrable Shares which API has been requested to register by DOW to be included in such registration for the purpose of sale by DOW in such public offering of the Registrable Shares so registered. The foregoing obligations of API pursuant to this
Article 6.1.2 shall be subject to the reasonable restrictions and requirements imposed by the underwriters in their sole discretion solely for the purposes of ensuring the success of the public offering.

* - Confidential portions have been omitted and are on file separately with the Commission

6.1.3 If and whenever API is obligated or required to use its best efforts by the provisions of Article 6.1.1, to effect registration of any Registrable Shares under the Securities Act, as expeditiously as possible API will use its best efforts to:

(1) prepare and file with the Securities and Exchange Commission (the "Commission")a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective, provided, that API shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than 180 days after the date on which such registration statement becomes effective under the Securities Act or at any time after such Registrable Shares are eligible for sale under Rule 144; and

(2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provision of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement, subject, however, to the proviso contained in the immediately preceding Article 6.1.3, clause (1).

6.1.4  If and whenever API is obligated to use its best efforts under Article
6.1.1 or 6.1.2 to effect registration of any Registrable Shares under the Securities Act, API will use its best efforts to:

(1) furnish to DOW such numbers of copies of a prospectus, including, if applicable, a preliminary prospectus, in conformity with the requirements of the Securities Act as DOW may reasonably request in order to facilitate the disposition of such Registrable Shares; and

(2) register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as DOW shall reasonably request to enable DOW to consummate the disposition in such jurisdictions in the

United States of such Registrable Shares, provided however that API shall not be required to register or qualify the Registrable Shares in any jurisdiction which such registration or qualification would require API to qualify as a foreign corporation or file any general consent to service of process; and

(3) furnish to DOW at the time of the disposition of Shares by DOW a Blue Sky Memorandum prepared by counsel to API (or, as applicable, counsel to the underwriters) to the effect that the applicable provisions of the securities or blue sky law of each state in which API shall be required, pursuant to clause
(4) of Article 6.1.3 to register or qualify such Registrable Shares, have been complied with or that compliance therewith is not necessary by virtue of US federal law.

6.1.5 For any registration of Registrable Shares under the Securities Act pursuant to this Article 6.1, API shall pay all expenses incurred by it in complying with this Article 6.1 and DOW in connection therewith (including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for API and expenses of any special audits incident to or required by any such registration), but excluding underwriting discounts and commissions, if any, associated with the Registrable Shares sold by DOW and fees and disbursements of counsel to DOW. In connection with any underwritten public offering of API's common stock, if requested by API or an underwriter of such offering, DOW will agree not to sell or otherwise transfer or dispose of any common stock or other securities of API (other than such securities included on DOW's behalf in such offering) for a period of up to 180 days following the effective date of the registration statement related to such offering (the "Lock-up"), provided that API and all other shareholders of API owning 10% or more of API common stock agree to Lock-up agreements identical to that to which DOW agrees. In addition, DOW agrees not to sell that API stock received as the initial payment of stock made by API within ten business days of the EFFECTIVE DATE for six months from the date of receipt of any such stock (the "Stand Still"). However, notwithstanding this Lock-up and Stand Still, if API is merged with or acquired by another entity such that the control (50% or more) of the management of API is no longer solely that of API, then DOW may sell or tender this stock at any time in accord with applicable securities laws.

6.1.6 In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Article 6.1, to the extent permitted by law, API hereby agrees to indemnify and hold harmless DOW and each other person, if any, who controls DOW within the meaning of the Securities Act and each underwriter and any controlling person of any such underwriter against any losses, claims, damages, or liabilities, joint or several, to which DOW or any underwriter or such controlling person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or, liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in the light of circumstances under which they were made) not misleading, and will reimburse DOW and each underwriter and each such controlling person for any legal or any other expenses reasonably incurred by DOW or any such underwriter or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, API will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to API by DOW, such underwriter or such controlling or participating person, as the case may be, specifically for use in the preparation of such registration statement; provided, however, that the indemnity agreement contained in this Article 6.1.6 shall not apply to amounts paid in settlement of any such loss, clam, damage or liability if such settlement is effected without the consent of API, which consent shall not be unreasonably withheld.

6.1.7 In the event of any registration under the Securities Act of any Registrable Shares pursuant to this Article 6.1, to the extent permitted by law, DOW agrees to indemnify and hold harmless API and each other person, if any, who controls API within the meaning of the Securities Act and each underwriter and any controlling person of any such underwriter against any losses, claims, damages, or liabilities, joint or several, to which API or controlling person thereof or such underwriter or controlling person thereof may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse API and each controlling person thereof and any underwriter and any controlling person thereof for any legal or any other expenses reasonably incurred by API or any controlling person thereof or any underwriter and any controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that DOW's obligation with respect to such indemnification (and hold harmless undertaking) will exist only to the extent any such misstatement or omission occurs in reliance upon and in conformity with written information furnished by DOW expressly for use in connection with such registration; and provided further that the indemnity agreement contained in this Article 6.1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of DOW, which consent shall not be unreasonably withheld.

6.1.8 Promptly after receipt by an indemnified party under this Section 6.1 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.1, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification (which approval shall not be unreasonably withheld and satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties.

6.1.9 Upon the effectiveness of any registration statement filed pursuant to this Article 6.1, API will, in good faith, cooperate with DOW in connection with the disposition by DOW of the Registrable Shares by providing instructions to API's counsel and API's transfer agent promptly to take the necessary actions within their control (e.g., in the case of counsel, delivering an opinion to the transfer agent regarding the registration and transferability of the Registrable Shares) to permit DOW to dispose of the Registrable Shares in accordance with DOW's intended disposition thereof. Further, to the extent consistent with this Agreement applicable law and regulation, upon demand of DOW and DOW's delivery to API of the certificate or certificates representing the Registrable Shares, API will cause its transfer agent to deliver to DOW a new certificate or certificates representing the Registrable Shares, but not bearing any restrictive legend.

6.1.10 Information furnished by DOW . DOW shall furnish to API in writing such information regarding DOW and the distribution proposed by DOW as API may reasonably request for the purpose of preparation of a prospectus or prospectus supplement or post-effective amendment.

6.1.11 Notwithstanding any other provision hereof, API may delay DOW's ability to resell Registrable Shares pursuant to a registration statement if API delivers a certificate in writing to DOW to the effect that a delay in such sale is necessary because a sale pursuant to a registration statement would require the public disclosure of information that would have a significant adverse effect on API, is likely to materially adversely affect API or any pending transaction or negotiations of API, or could constitute a violation of the federal or state securities laws. In such an event, API shall notify DOW promptly after it is determined that such circumstances no longer exist. API shall not be entitled to delay DOW's ability to resell Registrable Securities more than once in any 12-month period, and any period during which API may delay the Purchasers' ability to resell Registrable Securities shall not exceed 45 days.

6.1.12 DOW hereby makes the representations and warrantees set forth in Appendix E as attached hereto and made a part hereof.

6.1.13 This payment shall not be creditable against any other payments and is non-refundable.

6.2 Payments on APPROVALS - API will make additional fixed sum payments to DOW, which payments will not be creditable against future royalty payments, in the following amounts and events:

a)    Common Stock of API with Fair Market Value equal to *         paid in
fully registerable API common stock (registerable as set forth in Article 6.1) within thirty (30) days after the first PRODUCT selection in the FIELD in accord with Article 4.1.1 and for each PRODUCT thereafter submitted for an IND. This payment is non-refundable and is for TECHNOLOGY and does not depend on PATENTS; and

b)    Common Stock of API with Fair Market Value equal to     *     paid in
fully registerable API common stock (registerable as set forth in Article 6.1) within thirty (30) days after the first APPROVAL of each PRODUCT in the FIELD in the US or Europe [i.e., France, Germany, the Netherlands, Italy, United Kingdom, or the consolidated European system (CPS)]. This payment is non-refundable and is for TECHNOLOGY and does not depend on PATENTS.

The APPROVAL payments under this Article 6.4 (b) shall be made upon first commercial sale for each PRODUCT and are required even after expiration of PATENTS so long as this License is in effect.

6.3  Earned Royalties for Patent License - API will pay DOW an earned royalty
of    *        of NET SALES of PRODUCT (other than MRI PRODUCT where there are
THIRD PARTY rights), the MANUFACTURE, use or sale of which would infringe a valid, unexpired claim of one or more of the PATENTS under Appendix A. For MRI
PRODUCT API will pay DOW an earned royalty of     *    of NET SALES of PRODUCT,
the MANUFACTURE, use or sale of which would infringe a valid, unexpired claim of one or more of the PATENTS under Appendix A in which there are THIRD PARTY rights. In those instances where the PATENTS are JOINT PATENTS, then (i) if DOW is providing the patent service for prosecution and expense, the royalty remains as stated above in this paragraph; or (ii) if API is providing the patent service

* - Confidential portions have been omitted and are on file separately with the Commission for prosecution and expense, the royalty rate set forth above shall be one-half of that stated for that PRODUCT. However, if other sole DOW PATENTS are also practiced to make, use or sell the PRODUCT, then the full royalty is due.

If a given country has no PATENTS where PRODUCT is sold and API believes that the price, including royalty, make API non-competitive, then DOW and API shall agree to revise the royalty under this Article 6.3 for that country.

No royalties are due under this Article 6.3 under any claim of a PATENT which is held invalid by a court of competent jurisdiction from which no appeal is or can be taken.

No royalties are due under this Article 6.3 after the last to expire PATENT on Appendix A expires and, if available, after any patent term restoration or extension term ceases.

These payments are to be made in accord with Articles 6.7 and 6.9.

6.4 Minimum Annual Fee - In accord with diligence in Article 4.1, commercial sale of the PRODUCT for the FIELD is expected in the TERRITORY. After the first year upon receipt of the first APPROVAL for the FIELD by any REGULATORY AUTHORITY in the US or Europe (as defined in Article 6.2) and for the whole term where API would manufacture, use or sell a PRODUCT which would infringe a valid, unexpired claim of one or more of the PATENTS listed in Appendix A, then API shall pay DOW the following minimum annual fee, which may be paid as earned royalty and/or cash:

                          Minimum Annual Fees
               YEAR(a)                          US$
              January 1
              ---------                       --------
                2 - 4                            *
                5 - on                           *

(a)The calendar year in which first APPROVAL is obtained is year zero.

* - Confidential portions have been omitted and are on file separately with the Commission

Minimum annual fees are due at the same time as any fourth quarter earned royalty payments under Article 6.3 in accordance with Articles 6.7 and 6.9 and are fully creditable against the royalties under Article 6.3.

6.5 Milestone Payments - Additional fixed sum payments are due in the following amounts and in the year of the first occurrence of the events, if total NET SALES of PRODUCTS which would infringe a valid, unexpired claim of one or more of the PATENTS in Appendix A in the FIELD in the TERRITORY:
a)  Exceed         *         at any time within a given calendar year, then a
    * payment is due within thirty (30) days; and
b)  Exceed        *        at any time within in a given calendar year, then a
    * payment is due within thirty (30) days; and
c)  Exceed               *         at any time within a given calendar year,
    then a  * payment is due within thirty (30) days.
Each such milestone payment is triggered only on the first occurrence of that
milestone.  Thus the maximum payment that could be due is      *   .
If NET SALES attain one or more of these levels in any calendar year, then payment is due even if the NET SALES subsequently fall below the level requiring such payment.

These payments shall be made in cash or API common stock, registerable on demand by DOW with piggy back registration rights with all costs for such registration paid by API, at DOW's option. The stock price is determined using FAIR MARKET VALUE in a manner similar to Article 6.1

The trigger is determined by the calendar quarter in which the milestone is attained. The payment is due under the conditions of Articles 6.7 and 6.9.

6.6 Payments by sale of API's rights to PRODUCT - If API sells its rights under this License to a THIRD PARTY in any country in the TERRITORY, then, in lieu of royalty payments under Article 6.3, DOW shall be paid each year

* - Confidential portions have been omitted and are on file separately with the Commission

   * of all payments received by or on behalf of API of any kind (e.g., up front fees, milestones, royalty, diligence, and minimum fees) made in any form (e.g., stock, cash, warrants) from such purchaser. All NET SALES of such THIRD PARTY shall accrue into Article 6.5.

6.7 Payments and Report - A calendar quarterly report, including: the amount of payment with the date the payment was made; an itemized payment listing; and date of this License under which payment is being made and the number ______ (supplied by DOW after the EFFECTIVE DATE), shall be sent to:

The Dow Chemical Company
Royalty Accounting
2020 Dow Center
Midland, MI 48674
USA

with payment by wire transfer, to THE DOW CHEMICAL COMPANY and sent to:

*
*
*
*
*
*
*

6.8 THIRD PARTY Royalties - DOW shall pay any royalties due to any THIRD PARTY; therefore a further copy of the royalty report and amount paid shall be supplied to DOW under Article 16.1. Where necessary for DOW to discharge its obligations to any THIRD PARTY under this Article 6.8, concerning the PATENTS or TECHNOLOGY under agreements made by DOW, API will report reasonable additional information, if needed, for DOW to fulfill its obligations.

6.9 Quarterly Royalty Reports and Payments - Within ninety (90) days after the close of each calendar quarter, API shall submit a written report on the NET SALES of PRODUCT in the FIELD for the TERRITORY in sufficient detail to enable a calculation of the royalty due in accord with Article 6 and payment

* - Confidential portions have been omitted and are on file separately with the Commission of the royalty (if any) due. Prior to commercialization one written annual report and quarterly oral reports are due from the EFFECTIVE DATE at the close of each calendar quarter. Once commercialization has begun, then there must be quarterly written reports from the close of each calendar quarter.

6.10 Books of Account - API shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of royalty payments due from it or on behalf of any AFFILIATE. Such records shall be maintained for at least Five (5) years after the date of the pertinent royalty payment.

6.11 Audit Right - DOW shall have the right, either through a certified public accountant employed by DOW or through a firm of independent public accountants to whom API has no reasonable objection, to examine the books of account of API at reasonable times and upon reasonable advance notice within three (3) years after the end of the calendar year to which they relate (but not more than once in each calendar year) for the purpose of verifying the correctness of any report concerning diligence or payment of royalties under Articles 4 and 6, respectively. Such examination shall be made during normal business hours at the place of business of API. The information furnished as a result of any such examination shall be maintained in confidence on the terms specified in
Article 7.  The fees and expenses of such an audit shall be borne by DOW.
If any such audit shows any underpayment or overcharge, a correcting payment or refund shall be made within thirty (30) days of API's receipt of the auditors' statement. If such error is material (meaning +/-5%), then if API owes DOW from such material error, API shall be subject to a penalty as if the payment were deemed late in accord with Article 6.13.
Should API fail to make any correcting payment within sixty (60) days from receipt of the auditors' statement, then DOW shall have the right to terminate this License under Article 13.5.

6.12 Withholding Tax Payments - If any taxes for DOW's account, withholding or otherwise, are levied by any taxing authority in the TERRITORY in connection with the receipt by DOW of any amounts payable under Article 6 of this License according to any tax treaty or agreement between the United States and a country in the TERRITORY, then API shall have the right to pay such taxes to the local tax authorities and the payment to DOW of the net amount due after reduction by the amount of such taxes, together with
(i)   evidence of payment of such taxes and a translation thereof into English,
(ii)  indication of the amount of such tax paid, and
(iii) indication of the country in the TERRITORY and the authority to whom it was paid, and
(iv) comply with API's royalty reporting obligations under this License. However, if DOW still requires further information, the report due under
Article 6.9 may also be requested by DOW and API shall promptly provide that information.

6.13 Late Payments - Any payments not remitted or deposited by the due date shall bear interest at the current prime rate plus 2% established by a leading New York bank, such as CitiBank, as published in The Wall Street Journal. Should API fail to make any late payment within ninety (90) days from its due date, then DOW shall have the right to terminate this License under Article
13.5 upon fifteen (15) days written notice to API to allow cure.

ARTICLE 7 - CONFIDENTIALITY

7.1 Each Party shall use good faith efforts to retain in confidence and not disclose to any third party each other's Confidential Information (which includes, but is not limited to, TECHNOLOGY, PATENTS, and any samples of AGENT, POLYMER or PRODUCT) disclosed pursuant to the terms of this License. Such "good faith efforts" shall mean the same degree of care, but no less than a reasonable degree of care, as the receiving Party uses to protect its own Confidential Information of a like nature. API and DOW shall use the same good faith efforts with respect to the TECHNOLOGY, AGENT,

POLYMER and PRODUCT already in its possession. This Article 7 supersedes the CDA as of the EFFECTIVE DATE.

7.2 Excepted from the obligation of confidence under Article 7.1 is that information which:

(a) is available, or becomes available, to the general public without fault of the receiving Party; or

(b) is obtained by the receiving Party without an obligation of confidence from a third party (other than a governmental agency or REGULATORY AUTHORITY) who is rightfully in possession of such information and is under no obligation of confidentiality to the disclosing Party concerning such information; or

(c) is required by law or by court order to be disclosed by the receiving Party in which cases the receiving Party will use its best efforts to limit such disclosure to that required by law and to maintain the confidentiality of the disclosed information to the extent possible; or

(d) must be necessarily disclosed to REGULATORY AUTHORITIES to permit API to sell PRODUCT in the FIELD; or

(e)   may be disclosed in accord with Article 2.3.1(iv), 2.3.2 or 3.3.3; or

(f)   is released from confidentiality in writing by the disclosing Party.

For the purpose of Article 7.1, a specific item of TECHNOLOGY shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain, or in the possession of the receiving Party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation are in the public domain or in the possession of the receiving Party.

7.3 Notwithstanding the provisions of Article 7.1, if the receiving Party becomes legally compelled to disclose any of the disclosing Party's TECHNOLOGY, the receiving Party shall promptly advise the disclosing Party of such required disclosure in order that the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the TECHNOLOGY which it is legally required to disclose. Such a disclosure shall not release the receiving Party with respect to the TECHNOLOGY so disclosed except to the extent of permitting the required disclosure.

7.4 Disclosure to AFFILIATES, Contractors - API may disclose TECHNOLOGY to its AFFILIATES, sublicensees, consultants and, when permitted herein, its clinical investigators, contractors (parties under contract with API or its AFFILIATES for the custom manufacturing or shipping of PRODUCT, conduct of clinical studies or obtention of registration in the TERRITORY), as may be necessary to exercise the rights granted hereunder and to register and prepare for commercialization of PRODUCT, and to commercialize PRODUCT under this License, under conditions of confidentiality at least as stringent as those set out in Articles 7.1, 7.2 and 7.3.

7.5 Document Return - In the event of termination of this License under Article 13.2, 13.3 (if the breach is by API), 13.4 or 13.5 prior to its normal expiration, API and DOW will cease their use of the other Party's TECHNOLOGY and other Party's CONFIDENTIAL INFORMATION provided hereunder and, on request, within sixty (60) days either return all such CONFIDENTIAL INFORMATION, including any copies thereof, in accord with Article 13.6 or will promptly destroy the same and certify such destruction to the disclosing Party; except that such CONFIDENTIAL INFORMATION is or has become no longer subject to confidentiality under Article 7.1 need not be returned or destroyed. Notwithstanding the foregoing, API and DOW may retain such documents as are necessary for them to discharge their surviving obligations hereunder and their legal obligations to the governmental authorities for counterpart agencies to DOE and NRC; and API may retain such copies of documents as may be necessary for the defense of product liability or other litigation or similar proceedings relating to PRODUCT, and both Parties may retain one copy thereof in its legal department as a record of what was transmitted.

7.6 Survival of Confidentiality - Termination of this License for any reason shall not relieve the Parties of their obligations under Article 7. The provisions of Article 7 shall survive termination of this License for twenty
(20) years.

ARTICLE 8 -THIRD PARTY INFRINGEMENT CLAIMS

8.1 Defense of Third Party Patent Claims - If a claim is brought by a third party that manufacture, use or the sale of AGENT or PRODUCT sold under a PATENT in the TERRITORY (regardless of use) infringes a patent of such third party, API will give prompt written notice to DOW of such claim if it concerns a PATENT or TECHNOLOGY. DOW shall have the sole discretion and right to seek to dispose of said claim or to conduct the defense of any suit resulting from such claim if outside the FIELD in the TERRITORY. API at its option and expense may participate in any suit resulting from such claim that may directly affect its market in the FIELD in the TERRITORY.

8.2 Mutual Decisions - From the EFFECTIVE DATE and using their good faith efforts, API and DOW shall discuss any claim or suit brought by a third party for patent infringement that such third party's patent is infringed by the manufacture, use or sale of AGENT or PRODUCT by API or its AFFILIATES in the FIELD in the TERRITORY. Specifically, API and DOW shall mutually try to agree on:
(a) the strategy for such suit or claim, e.g. whether to negotiate a settlement, sue or withdraw from the country in the TERRITORY in which infringement is claimed;
(b) the basis to be determined for sharing the costs of litigation, damages awarded, and royalty to be paid to the third party;
(c) which Party should conduct the defense or if both API and DOW should jointly defend; and
(d) the consequences of such decisions, such as amendment to this License with regard to royalties due to DOW or termination of this License.

If API and DOW cannot mutually agree with regard to one or more of (a)-(d) above, the dispute shall be resolved in accord with Article 17.

8.3 Third Party License - The Parties shall use their good faith efforts (either individually or together) to negotiate any necessary agreement for royalty payment to third parties with a view to enabling the PRODUCT to be commercialized in the FIELD in the TERRITORY. As of the EFFECTIVE DATE, DOW is not aware of the need for any such third party license that is not already obtained. If any agreement is required for AGENT that DOW does not obtain after request and notification by API, then API, its AFFILIATE or sublicensee may obtain such agreement and any expenses, including required royalties under
Article 6.3, may be taken as a credit against royalties under Article 6.3 until recaptured, but no greater than fifty (50%) percent of the royalty due DOW in any given quarter.


ARTICLE 9 - PATENT ENFORCEMENT AND LITIGATION

9.1 Prosecution by DOW - DOW, at its sole discretion, may take action on its own behalf and expense to institute any action or proceeding by reason of infringement of any of the PATENTS. If either Party learns of any infringement of a PATENT or misappropriation of trade secrets for TECHNOLOGY by a third party, it shall promptly notify the other Party.

DOW shall have the first right, at its own expense, to prosecute all litigation against a third party infringer who may be infringing a PATENT. API shall provide all reasonable cooperation, including any necessary use of its name, required to prosecute such litigation. API shall be consulted concerning the litigation. DOW will bear the costs and shall be entitled to any recovery obtained from such litigation, settlement or compromise thereof until recovery of all expenses for such litigation has been met. If DOW requests API to participate, then DOW shall pay all of API's reasonable expenses, not including counsel fees. Any further recovery above such expenses of the Parties shall be mutually agreed upon based on the particular claim(s) in suit with an equitable division based on each Parties interest (e.g., AGENT, JOINT PATENTS, PRODUCT).

9.2 Prosecution by API - If DOW does not prosecute such infringer or otherwise abate such infringement (which infringement must be of commercial significance to API in DOW's reasonable business opinion if the suit concerns only AGENT) within ninety (90) days after giving or receiving notification of such infringement in the TERRITORY, unless an extension of the term is mutually agreed upon by the Parties, then, API shall have the right to prosecute such infringer at its own expense in the FIELD in the TERRITORY in accord with
Article 9.5 and shall be entitled to retain any recovery obtained from such litigation, settlement or compromise thereof. API's cost of litigation in any quarter may be credited against up to fifty (50%) percent of the royalties due to DOW under Articles 6.3 and 6.6 in the following quarter until fully recaptured. However, API shall place all royalties due to DOW in escrow from the date of filing the suit until the action or proceeding is finally concluded whereupon:
(i) if the PATENT in the country in the TERRITORY is held valid (whether infringed or not), then the royalties in escrow (after deduction of API's cost of litigation as referred to hereinabove) shall be paid to DOW; or
(ii) if the PATENT in the country in the TERRITORY is held invalid (whether infringed or not), then (a) the royalties in escrow shall be paid to API and

(b)   DOW shall reimburse API's cost of such litigation        *      in each
country in the TERRITORY where suit was determined for a PATENT. At API's request, DOW shall cooperate with API in such litigation, including joining in said litigation. DOW shall also cooperate, at API's expense, except for counsel fees, by way of providing access to evidence and witnesses available to DOW.

9.3 Prosecution by neither API or DOW - If the Parties mutually agree that neither DOW nor API will defend a particular PATENT in the FIELD in the particular country in the TERRITORY, then the royalty for that PATENT in that country becomes zero (0%) percent upon that decision date.

* - Confidential portions have been omitted and are on file separately with the Commission

9.4 Invalidity - In the event that a PATENT in the TERRITORY is finally declared invalid or unenforceable in a judicial or administrative proceeding from which no appeal is or can be taken, then from and after that date no royalties shall be paid on the basis of that PATENT in the relevant country of the TERRITORY, subject to the provisions of Article 9.2, provided, however, that royalties due for other PATENTS in the TERRITORY not so held invalid or unenforceable shall not be affected. If as a result of the invalidation of a PATENT, the competition for API in the TERRITORY significantly increases or significant market share is lost by API, then in good faith API and DOW shall discuss the relevant facts and determine whether an amendment to this License is required or if termination under Article 13 should result.

9.5 Settlement - Any settlement of an infringement suit, whether brought by DOW or by API, shall be subject to the consent of both Parties, which consent shall not be unreasonably withheld.

9.6 Cooperation - Each Party shall cooperate with the other Party to the extent reasonably requested in any legal action:
(i)  brought by a third party against one Party or
(ii)  brought by a third party against both of them or
(iii)  taken against a third party by either Party

regarding PATENTS in the FIELD in the TERRITORY, and each Party shall have the right to participate in any defense, compromise or settlement to the extent that, in its judgment, it may be prejudiced thereby. In addition, API shall not settle any claim or suit in any manner that shall adversely affect any PATENTS, require any payment by DOW or reduce the royalty due to DOW hereunder without the prior written consent of DOW, except as provided in Article 9.2.


ARTICLE 10 - U.S. EXPORT CONTROL AND GOVERNMENT LICENSES

10.1 Compliance - API agrees to comply with all necessary United States governmental regulations with respect to export of TECHNOLOGY and any PRODUCT, METAL ION, POLYMER or AGENT in the TERRITORY. API
agrees to not export or re-export any TECHNOLOGY, PRODUCT, AGENT, METAL ION or POLYMER received from DOW or the direct products of such TECHNOLOGY to any prohibited country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government. API shall be responsible for the
acts of its AFFILIATES, contractors, consultants and sublicensees.   API
assumes all liability if it or its AFFILIATES or sublicensees fails to obtain any of the necessary licenses or commits any violations of the United States Export Laws or Regulations (15 C.F.R. paragraph 700 et seq.) or of the DOE or NRC. API shall indemnify DOW for such acts and for any breach of compliance.

10.2 DOE, NRC Licenses - API agrees to obtain all necessary licenses and to comply with all applicable regulations of agencies similar to DOE and NRC in the TERRITORY with respect to METAL ION and PRODUCTS.

10.3 Clearances - API agrees to obtain all necessary clearances from any government in the TERRITORY for import, export or re-export with respect to the TECHNOLOGY or PRODUCT.


ARTICLE 11 - PRODUCT LIABILITY AND INDEMNIFICATION

11.1 Indemnity by DOW - DOW shall indemnify and hold API and its AFFILIATES and their respective agents, directors, officers and employees harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which directly arise out of:

(a)   the intentional misconduct or negligence of DOW; or
(b) the breach by DOW of its representations, warranties or covenants contained in this License; or
(c) any activity carried out with AGENT or PRODUCT by DOW other than through API and its AFFILIATES under this License or other written agreements between the Parties;

provided, however, that API shall give DOW notice in writing in accord with
Article 16 as soon as practicable of any such claim or lawsuit and shall permit DOW to undertake the defense thereof at DOW's expense. However,
(i) API will cooperate in such defense by providing access to witnesses and evidence available to it. API shall have the right to participate in any defense to the extent that in its judgment, API may be prejudiced thereby; and
(ii) in any claim or suit in which API seeks indemnification by DOW, API shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of DOW.

11.2 Indemnity by API - API shall indemnify and hold DOW and its AFFILIATES, and their respective agents, directors, officers, and employees harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which arise out of
(i) the manufacturing, testing, use, promotion, sale or distribution of PRODUCT by API or its AFFILIATES, except for those instances provided in
Article 11.1 for which DOW is obligated to indemnify API; or
(ii) the breach by API of any of its representations, warranties or covenants contained in this License or any agreement contemplated by the terms of this License; and provided, however, that DOW shall give API notice in writing accord with Article 16 as soon as practicable of any such claim or lawsuit and shall permit API to undertake the defense thereof at API's expense. However,
(i) DOW will cooperate in such defense by providing access to witnesses and evidence available to it. DOW shall have the right to participate in any defense to the extent that in its judgment, DOW may be prejudiced thereby; and
(ii) In any claim or suit in which DOW seeks indemnification by API, DOW shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of API.

ARTICLE 12 - REPRESENTATIONS AND WARRANTIES,

12.1  Belief of Accuracy -
12.1.1  DOW represents that the TECHNOLOGY and any other    CONFIDENTIAL
INFORMATION, including DOW's performance under the Research Plan, transferred or provided to API hereunder are believed to be accurate and complete as of their current status at DOW at the EFFECTIVE DATE (or for the Research Plan during the RESEARCH PERIOD) and that DOW's interpretations and conclusions drawn therefrom were made in good faith and in the exercise of DOW's scientific judgment as of the dates of the documents contained therein, and that to the best of DOW's knowledge, data subject to regulations regarding Good Laboratory Practices and Good Clinical Practices, GMP and other FDA regulations, is in compliance with such regulations. However, DOW does not warrant or represent that such information is or will be sufficient to obtain APPROVAL to market PRODUCT or to commercially produce AGENT or PRODUCT or to commercialize PRODUCT with REGULATORY AUTHORITIES in the TERRITORY.

12.1.2 DOW represents that it has full power and authority to enter into this License and grant the licenses granted hereunder.

12.1.3 DOW represents that it has not assigned or licensed the rights to the PATENTS for the PRODUCT in the FIELD to a THIRD PARTY.

12.2.1 12.2 API Representations to DOW - API represents that it will be solely relying on its own evaluation of the TECHNOLOGY and the other CONFIDENTIAL INFORMATION transferred or provided to it hereunder and on its own medical and scientific expertise in using the same in its development and commercialization of AGENT and PRODUCT. API represents that it is solely responsible for POLYMER and has no claim or suit or damages to DOW now or under the term of this License for POLYMER used alone.

12.2.2 API represents that it has the full power and authority to enter into this License and to issue the API common stock required.

12.2 Insurance - API will obtain an insurance policy for their operations for clinical trials and sales of PRODUCT prior to the beginning such clinical trials or sale of PRODUCT in an amount typical in this industry to protect
DOW from liability under API's activities. Such insurance policy must be maintained for the term of this License and a copy of the policy provided to DOW and attached as Appendix C. Failure to obtain such insurance and supply a copy of the policy to DOW shall be deem a breach under Article 13.3.

12.3 POLYMER - If requested in writing by DOW, API shall tell DOW the patent information to support the fact that the POLYMER used in PRODUCT is patented, licensed or owned by API as required by this License and agrees to aver in writing that API has rights thereto for use of POLYMER in the PRODUCT.


ARTICLE 13 -  TERM AND TERMINATION

13.1 Term - Unless terminated under the provisions of this Article 13, this License shall continue in effect until the expiration of all PATENTS listed on Appendix A, provided, however, that Articles 6.2, 6.5, 6.6, 7, 10, 11 and 17 contained in this License shall survive termination of this License.

When this License expires under this Article 13.1, the licenses granted under this License shall be paid-up; however, any payments still remaining due under Articles 6.2, 6.5 and 6.6 will continue until paid in full.

13.2  Failure to Use License - If API and its AFFILIATES shall have
(i) discontinued selling PRODUCT in commercial quantities using their commercially reasonable efforts in accord with Article 4.1 to commercialize; or
(ii)  not commercialized PRODUCT in accord with Article 4.1; or
(iii) not paid the minimum annual fee required under Article 6.4, then either API or DOW shall have the right to terminate this License upon three (3) months written notice.

If termination under this Article 13.2 results voluntarily by API, then API shall promptly supply to DOW all registration information for REGULATORY AUTHORITIES that is available to API or its AFFILIATES for use by DOW, its AFFILIATES or sublicensees for a fair consideration to API.

If this License is terminated under Article 4.3 when within API's control, then API shall promptly supply to DOW all registration information for REGULATORY AUTHORITIES that is available to API or its AFFILIATES for use by DOW, its AFFILIATES or sublicensees without compensation to API by DOW.

13.3 Termination for Breach - In the event of a material breach by either DOW or API of any of the obligations contained in this License, the other Party shall be entitled to terminate this License by notice in writing under Article
16.1 provided that such notice shall specify the breach or breaches complained of. If the said breach or breaches are capable of remedy, the Party committing such breach or breaches shall be entitled to a period of sixty (60) days from the delivery of such notice in which to remedy or to undertake to remedy the same. In the case the defaulting Party shall fail to remedy the breach or to undertake to remedy the breach to the satisfaction of the injured Party, the injured Party shall have the right to cancel this License in whole or only terminate those rights and obligations relating to the particular breach by simple notification to the Party in default. Failure of a Party to exercise its rights under this Article 13.3 shall not be construed as a waiver as to future breaches whether or not they are similar.

13.4  Termination by API - API may surrender and terminate this License on three
(3) months written notice to DOW. API will disclose to DOW its reasons for any such termination.

13.5 Termination by DOW - DOW shall have the further right to terminate this License immediately on written notice to API if:

(a) API shall cease to carry on business or shall go into liquidation or a receiver shall be appointed to API's assets; or

(b) API shall become bankrupt or insolvent or unable to meet any of its financial obligations on their due dates; or

(c)   API fails to meet any of its payments in accord with Article 6; or

(d)  API breaches without cure any of the Export regulations of Article 10; or

(e) API fails to commercialize its first PRODUCT in a given country of the TERRITORY after the first APPROVAL for the PRODUCT occurs in a TERRITORY within five (5) years, then DOW may terminate this License with respect to that country. If DOW requests that API provide copies of clinical data, IND files, NDA files or other regulatory information submitted to a REGULATORY AUTHORITY, then DOW shall pay the royalty under Article 6.3 to API.

Termination under Article 13.5 shall be the sole and exclusive remedy for DOW under any of the circumstances set forth in Article 13.5 (a), (b), (c) and (e).

13.6 On Termination - API shall, upon termination of this License by DOW under Articles 13.2, 13.3 or 13.5 or termination by API under Article 13.2, 13.3 or 13.4:

(a) return to DOW all copies of documents containing TECHNOLOGY and any materials received from DOW under confidentiality and CONFIDENTIAL INFORMATION concerning AGENT and PRODUCT in the FIELD;

(b) pay to DOW all payments and royalties due or accrued at the termination date under Articles 6.2, 6.3, 6.4 and 6.6 within thirty (30) days after termination, and pay to DOW all payments due under Article 6.5; and

(c) make no further use of any kind of any and all TECHNOLOGY disclosed hereunder by DOW, except to the extent such information has become public knowledge other than through fault of API, and make no further use of the surviving PATENTS; and

(d) take all steps necessary and execute any instruments required to assign all the rights relative to any government health registrations of PRODUCT held by API to DOW or to DOW's designee, and, if such new registrations are obtained by DOW or its designee, API agrees to notify the REGULATORY AUTHORITIES to cancel all those registrations of PRODUCTS which are in the name of API, subject to reimbursement by DOW of API's out-of-pocket expenses of obtaining such registrations (except in the case of termination for breach by API); and

(e) assign to DOW any distributorships, AGENT or PRODUCT manufacturing agreements and sublicense agreements, to the extent they are specific to the AGENT or PRODUCT and are assignable and to the extent such agreements were previously agreed with DOW to survive termination of this License; or, at DOW's option, terminate such agreements as are terminable unilaterally by API. DOW makes no commitment to maintain any of API's sublicensee agreements upon termination of this License.

13.7 Survival of Certain Obligations - On termination of this License: the obligations of confidentiality set forth in Article 7 shall survive for the time stated therein; adverse reaction reporting set forth in Article 3.3 shall survive; payments accrued and due under Article 6 shall survive; Export Control compliance set forth in Article 10 shall survive; and the indemnification obligations set forth in Article 11 shall also survive as to all claims or actions arising from events which occurred before termination.

ARTICLE 14 - FORCE MAJEURE

14.1 Event of Force Majeure - In the event that performance under this License, or any obligation hereunder, is hindered, delayed or prevented by reason of acts of God, strikes, lockouts, labor troubles, intervention of any governmental authority, fire, riots, insurrections, invasions, war or other reason of similar nature beyond the reasonable control of the Party and are without its fault or negligence, then performance of that act shall be excused for the period of the delay and the period for the performance of that act shall be extended for an equivalent period.

14.2 Notification. Upon occurrence of an event of force majeure, the affected Party shall promptly notify the other Party in writing, setting forth the nature of the occurrence, its expected duration and how that Party's performance is affected. The affected Party shall resume the performance of its obligations as soon as practicable after the force majeure event ceases.


ARTICLE 15 - CONSENTS

15.1 Commitments - DOW agrees to take reasonable efforts to maintain in full force and effect the agreements or written commitments which DOW has made prior to the EFFECTIVE DATE or during the RESEARCH PERIOD for AGENT or PRODUCT in the FIELD in the TERRITORY.

15.2 Agreements - DOW expects to enter into other agreements for licensees for AGENT outside the FIELD in the TERRITORY. After the EFFECTIVE DATE, API consents to let DOW disclose to the other licensees for AGENT that API is DOW's licensee for the FIELD in the TERRITORY.

ARTICLE 16 - NOTICES

16.1 Official -Any notice, request or communication specifically provided for or permitted to be given under this License must be in writing and may be delivered by hand delivery, courier service, or electronic transmission such as telex, facsimile or telegram, and shall be deemed effective as of the time of actual delivery thereof to the addressee. For purposes of notice the addresses of the Parties shall be as follows:

DOW:
The Dow Chemical Company
2030 Dow Center
Midland, Michigan  48674
USA
Attention: Michael J. Mintz, PhD
Director
External Technology
Telephone: 517-636-9458
Facsimile:  517 - 636 - 8127
with a copy to:
The Dow Chemical Company
Patent Department
1790 Building, Washington Street
Midland, Michigan  48674
Attention: Karen L. Kimble, JD
Senior Counsel
Telephone: 517-636-1687
Facsimile:  517 - 638 - 9786

API:
Access Pharmaceuticals, Inc.
2600 Stemmons Freeway
Suite 176
Dallas, TX 75207-2107
Attention: Kerry P. Gray
President & CEO
Telephone: 214-905-5100

Facsimile: 214-905-5101

with a copy to:
Bingham, Dana & Gould LLP
150 Federal Street
Boston, MA 02110-1726
Attention: Jack Concannon III
Telephone: 617-951-8874
Facsimile: 617-951-8736

16.2 Transition - For purposes of coordination during the RESEARCH PERIOD, the addresses of the Parties shall be as follows:

DOW:
The Dow Chemical Company
Building B-1222
2301 Brazosport Blvd.
Freeport, TX 77541
Attention:  Jim Simon, PhD
Associate Scientist
Telephone: 409-238-7494
Facsimile:   409-238-0414

API:
Access Pharmaceuticals, Inc.
2600 Stemmons Freeway
Suite 176
Dallas, TX 75207-2107
Attention: Glynn Wilson, PhD
Vice President
Research and Development
Telephone: 214-905-5100
Facsimile: 214-905-5101


16.3 Each Party may change its address and its representative for notice by the giving of notice thereof in the manner hereinabove provided.

ARTICLE 17 - DISPUTE RESOLUTION

17.1 Choice of Law - This License shall be governed by the laws of the State of Delaware, excepting its conflict of laws principles, in all respects of validity, construction and performance, except that all questions concerning the construction, validity, coverage or infringement of patents or PATENTS shall be decided in accordance with the patent law of the country where the patent was granted.

17.2 Disputes - Both Parties shall make good faith efforts to resolve any questions concerning construction and performance under this License, excluding validity or infringement of PATENTS, by:

17.2.1 Notice, contact and resolution, all proceedings and documents in English, between the Parties listed under Article 17.1 within one hundred twenty (120) days from the date of the notice by negotiation either by telephone or by meeting in Detroit, Michigan; and

17.2.2 If unsuccessful under Article 17.2.1, then senior executive management with settlement authority and counsel of DOW and API shall meet at a mutually agreeable location within sixty (60) days from a date of notice that
Article 17.2.1 failed to resolve the issues. Counsel shall present the legal and factual arguments to such executives in English, with supporting evidence if necessary, and resolution by these executives is expected within ten (10) days, which decision may be reduced to writing in English as an amendment to this License; and

17.2.3 If such executives have not met or resolved the issues under Article 17.2.2, then within seventy five (75) days from the date of the notice under
Article 17.2.1, the Parties shall submit the issues to arbitration in Chicago, Illinois, in English, in accordance with the Rules of the

American Arbitration Association ("AAA"), which may be modified by the Parties, or to mediation by rules mutually acceptable, and judgment shall not be binding. The Parties agree that the following procedures shall be adhered to even though they may, in part, not be in full conformance with said Rules:
(a) Three or one Arbitrators/Mediators shall be selected from a list of at least 20 arbitrators/mediators selected by the AAA and Parties composed of experts in the area(s) of the dispute (for example, for a patent issue, patent counsel with chemistry or pharmaceutical expertise who are practicing or retired partners in law firms or retired in-house corporate patent counsel not affiliated with the Parties with at least 15 years of experience in patent law and knowledge of the pertinent laws of any country and the subject area of the dispute). If three Arbitrators/Mediators are desired, then each Party shall select one and the two selected Arbitrators/Mediators shall select the third. The arbitration/mediation proceedings and reports shall be in English. The time from the beginning of submission for arbitration/mediation and conclusion of any oral or written proceedings shall not exceed six (6) months; and
(b) Limited discovery is permitted, e.g., only to the extent that each Party has a substantial, demonstrable need, and shall be conducted in the most expeditious and cost-effective manner. The Arbitrators or Mediators shall resolve any issues with regard to the discovery. Decision by the Arbitrators/Mediators shall be given in writing within thirty (30) days from the end of oral proceedings; and
(c) Although the decision by the Arbitrators/Mediators is non-binding, should either Party then litigate in a Court of competent jurisdiction for the Parties, either Party may introduce the decision reached by Arbitration or Mediation with its supporting evidence.

ARTICLE 18 -  ASSIGNMENT

18.1 Assignment - Neither Party to this License shall assign any rights hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld. It being agreed, however, that without such consent being required from DOW, API may assign to its AFFILIATES, but DOW must be notified in writing.

18.2 Consolidation, Reorganization or Merger - Should API be consolidated, reorganized or merged with another entity, this License may not be assigned to the successor entity or the assignee of all or substantially all of API's business and assets related to AGENT or PRODUCT without DOW's prior written consent, which consent will not be unreasonably withheld. It being understood for consent to be obtained that provisions for payments to DOW by such entity must remain as in Article 6.

18.3 Effect on Successors and Assignees - This License shall inure to the benefit of and be binding upon such successors and permitted assignees.


ARTICLE 19 - MISCELLANEOUS PROVISIONS

19.1 Amendments - This License may be amended only in writing executed by both Parties.

19.2 Entirety of Agreement - This License sets forth the entire agreement and understanding between the Parties hereto with respect to PRODUCT in the FIELD for its commercialization in the TERRITORY. The Parties agree that this License is in compliance with the LETTER OF INTENT and that the confidentiality provisions contained in the CDA are in force until the EFFECTIVE DATE.

19.3 Severability - If any term or provision under this License is deemed invalid under the laws of a particular country or jurisdiction, the invalidity shall not invalidate the whole License but it shall be construed as if not containing that particular term or provision and the rights and obligations of the Parties shall be construed and enforced accordingly. The Parties shall negotiate in good faith a substitute provision in compliance with the law to as nearly as possible retain the Parties intent in legally valid language.

19.4 Waivers, Cumulative Remedies - A waiver by either Party of any term or condition of this License in any one instance shall not be deemed construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this License shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

19.5 Headings - Headings in this License are included herein for ease of reference and shall not affect the meaning of the provisions of this License, nor shall they have any other legal effect.

19.6 Other Documents - Each Party agrees to execute, as reasonably required, such additional papers or documents in customary legal form and to make such governmental filings or applications as may be necessary or desirable to effect the purposes of this License and carry out its provisions.

19.7 Cooperation - API and DOW shall use good faith efforts to cooperate with respect to any issues that concern the development of the PRODUCT under this License.

IN WITNESS WHEREOF, the Parties have duly executed duplicate originals of this License by their appropriate authorized representative. Although the last signature date below is after April 1, 1997 as specified by the LETTER OF INTENT,

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the Parties agree that the extension of time to execute this License is acceptable. However, this License shall be void if not signed by both Parties prior to, June 30, 1997, unless extended by mutual written consent.

THE DOW CHEMICAL COMPANY              ACCESS PHARMACEUTICALS, INC.


By:   /s/ Fred P. Corson              By:   /s/ Kerry P. Gray
     --------------------                  -------------------
Name:   Fred P. Corson                Name:  Kerry P. Gray

Title:  Vice President                Title:  President & CEO
                                              Research & Development

Date:   June 20, 1997                 Date: June 30, 1997
        -------------                       -------------





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